                                 EXHIBIT 10(d)

                              EMPLOYMENT AGREEMENT

        This agreement is made and entered into this the 23rd day of January, 1996, by and between Greene County Bancshares, Inc., a Tennessee Financial Institution, hereinafter referred to as "Employer" and Stan Puckett, hereinafter referred to as the "Employee."


                                  WITNESSETH:

        1. Employment: Employer hereby employs Employee as President and Chief Executive Officer of its business and Employee hereby accepts such employment. Employee shall perform such duties as are normal and customary for the President and Chief Executive Officer of a bank and bank holding company, along with such other duties as may be assigned to Employee by Employer's Board of Directors. Employee's duties shall include, but not be limited to, overseeing the day to day operations of Greene County Bancshares, Inc., Greene County Bank and each of its branch locations, all other banks acquired by Greene County Bancshares, Inc., developing marketing programs, overseeing equipment and computer purchases and installation, developing budgets and strategic plans, overseeing the plant and facility, and the hiring and firing of employees to staff all operations. Employee shall devote his entire working time to Employer's business and shall hold no other paying job.

        2. Term: The term of the Employee's employment with Employer shall commence on January 1, 1996 and shall continue until terminated by either party.

        3. Compensation and Benefits: Employer hereby agrees to pay Employee during the term of Employee's employment, a base salary, bonus, and benefits as set forth in the attached Addendum, subject to change from year to year by substitution a new Addendum, and subject to the conditions and specifications set forth herein:

        A. Base Salary: Employee's base salary shall be fixed annually at the first of each year and shall be reflected in the addendum attached as Exhibit A to this agreement. Said annual salary shall be paid in equal bi-monthly installments and shall be subject to customary withholding and other employment taxes as required with respect to compensation paid by a corporation to an Employee.

        B. Director's Fees: Employer shall serve as a Director and Employer shall pay Employee in addition to his base salary, the fees customarily paid to the Directors of the Employer and each of its subsidiaries.

        C. Life Insurance: The Employer shall provide Employee with a term life insurance policy with One

Hundred Thousand Dollars ($100,000.00) worth of coverage. The Employee shall be entitled to designate the beneficiary of said life insurance.

        D. Medical: The Employer shall provide Employee with the same medical health and hospitalization insurance coverage as Employer provides to its other Employees, with a maximum monthly premium to be paid by Employer for said benefits as specified in attached Exhibit A.

        E. Vehicle: Employer shall provide Employee with a full sized automobile for him to use such as a Park Avenue Buick or other comparable model, together with reasonable insurance thereon, and shall reimburse employee for the expenses he incurs for reasonable service, upkeep and repair of said automobile.

        F. Parking: Employer shall provide Employee with a parking space within reasonably close proximity to the main offices of Employer in downtown Greeneville, Tennessee.

        G. Incentive Benefits: Employer shall allow Employee to take part in any Executive Bonus Plan, incentive stock option plan, profit sharing plan, qualified salary deferral plan, and/or pension plan that Employer now has or may hereafter adopt during the term of Employee's employment hereunder. Notwithstanding anything herein to the contrary, Employer shall grant Employee stock options on the 31st day of each year of employment for 600 shares of Greene County Bancshares Common Stock (or the equivalent number of shares if there is a stock split), which option shall allow Employee to purchase said stock at 1-1/2 times book value (exclusive of reserves) at the time the option is granted which shall provide that the option may be granted by the Employee or his spouse or Personal Representative for a period of ten years after the grant of the option.

        H. Vacation and Holidays: Employer shall allow Employee to take four
(4) weeks of paid vacation per year, in addition to the legal holidays on which the Bank is closed. Legal holidays shall be paid days off for Employee.

        I. Expenses: Employer shall reimburse Employee for reasonable out-of-pocket expenses he incurs on behalf of Employer in the fulfillment of his job, subject to compliance with any applicable reimbursement policy adopted by the Employer's Board of Directors.

        J. Bonus: Employer shall pay Employee a bonus or incentive compensation based on the return of assets of Greene County Bank and the percentages set forth in the attached Exhibit A. Said bonus or incentive compensation shall be paid as soon as it is practical following the close of the Employer's Financial Statements for the relevant year.

        K. Termination of Benefits: Except as provided in Subsection L below, upon termination of Employee's employment with Employer for any reason, the benefits set forth in this section shall terminate. Provided, however, that notwithstanding anything herein to the contrary, Employee's Personal Representative or spouse shall be entitled to exercise any incentive stock options granted to Employee, but unexercised at the time of death, prior to the date on which the incentive stock option expires in accordance with its grant.

        L. Continuation of Salary: Two year's compensation (base salary with fringe benefits including stock options) if not retained by mutual agreement in merger/acquisition/buyout situation.

        4. Employer's Authority: Employee agrees to observe and comply with the rules and regulations of Employer as adopted by its Board of Directors, either orally or in writing, respecting the performance of his duties, and to carry out and perform all orders, directions, and policies stated by Employer through its Board from time to time.

        5. Records: Upon Employee's termination of employment with Employer, for any reason, Employee shall not be entitled to keep or preserve the records, documents, or other instruments of Employer as to any client or customer of Employer, and agrees to return all documents, records, and other instruments to Employer regarding its business and operations.

        6. Amendment and Assignment: This agreement may be amended only by a writing signed by both of the parties hereto. No additional consideration shall be required for any such amendment to be enforceable. This agreement and the rights, duties and obligations shall not be assignable by Employee because of the services to be rendered hereunder are unique and personal. There is no prohibition or assignment by Employer, and its rights, duties, and obligations hereunder shall be binding upon, inure to the befit of, Employer and its successors and assigns.

        7. Applicable Law: This agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Tennessee.

        8. Binding Effect: This agreement shall be binding upon, inure to the benefit of the parties hereto, and their respective heirs, successors, and assigns, and personal and legal representatives.

        9. Severability: Should any provision of this agreement be determined to be invalid, illegal, or unenforceable by a court of competent jurisdiction, then such provision shall be amended by the parties hereto so as to make it valid, legal, and enforceable, but keeping it as close as possible to its original meaning. The invalidity, illegality, or unenforceability of any provision shall not affect in any manner the other provisions herein contained, which shall remain in full force and effect.

        In witness whereof, the parties have hereto executed this agreement on the day and date first written above.

                                                 Greene County Bancshares, Inc.

                                                 By: /s/ G. Harrison Lamons
                                                     ---------------------------
                                                 Title: Chairman
                                                        ------------------------

                                                    /s/ STAN PUCKETT
                                                        ------------------------
                                                        Stan Puckett, Employee